EXHIBIT (a)(4)

EATON VANCE MUTUAL FUNDS TRUST AMENDMENT TO DECLARATION OF TRUST

AMENDMENT effective August 11, 2008, made to the Amended and Restated Declaration of Trust dated August 17, 1993, as amended, (hereinafter called the "Declaration") of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (hereinafter called the "Trust"), by at least a majority of the Trustees of the Trust in office on August 11, 2008.

WHEREAS, Section 8.4 of Article VIII of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to make such changes as do not have a materially adverse effect on the financial interests of Shareholders;

NOW, THEREFORE, at least a majority of the duly elected and qualified Trustees do hereby amend the Declaration in the following manner:

1.	Section 5.5, subsection (viii) of Article V of the Declaration is hereby amended and restated in its entirety to read as follows:

(viii) Any Series or Class of Shares may be established and designated upon the approval by a majority of the Trustees of such establishment and designation and the relative rights and preferences of such Series or Class. The Trustees may by the approval of a majority of their number amend, restate or rescind any prior establishment and designation of any such Series or Class. Each such establishment and designation referred to in this paragraph shall have the status of an amendment to this Declaration in accordance with Section 8.4 hereof, and a copy of each such instrument shall be filed in accordance with
Section 10.2 hereof.

2.	Section 8.4 of Article VIII of the Declaration is hereby amended and restated in its entirety to read as follows:

Section 8.4. Amendments. The establishment and designation and the relative rights and preferences of any Series or Class of Shares (or amending, restating or rescinding any such prior instrument) approved in accordance with Section 5.5 hereof shall, without any authorization, consent or vote of the Shareholders, be an amendment of this
Declaration. Except as otherwise provided in this Section 8.4, if authorized by vote of a majority of the outstanding voting securities of the Trust the financial interests of which are affected by the amendment and which are entitled to vote thereon (which securities shall, unless otherwise provided by the Trustees, vote together on such amendment as a single class), the Trustees may amend this Declaration by the approval of a majority of the Trustees then in office. No
Shareholder not so affected by any such amendment shall be entitled to vote thereon. The Trustees may also amend or otherwise supplement this Declaration of Trust, without any authorization, consent or vote of the Shareholders, to change the name of the Trust or any Fund or to make such other changes as do not have a materially adverse effect on the financial interests of Shareholders hereunder or if they deem it necessary or desirable to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code of 1986, but the Trustees shall not be liable for failing to do so.

Any amendment of or supplement to this Declaration of Trust shall be effective as provided by its terms or, if there is no provision therein with respect to effectiveness, (i) upon the signing of an instrument by a majority of the Trustees then in office or (ii) upon the execution of an instrument and a certificate (which may be part of such instrument)
executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted. Copies of any amendment or of any supplement to this Declaration of Trust shall be filed as specified in Section 10.2 hereof. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon
Shareholders.

Notwithstanding any other provision hereof, until such time as Shares are issued and sold, this Declaration may be terminated or amended in any respect by an instrument signed by a majority of the Trustees then in office.

* * * * *

IN WITNESS WHEREOF, the undersigned certifies this amendment has been duly adopted at a meeting of the Board of Trustees held on August 11, 2008. Signed this 27th day of August, 2008.

/s/ Maureen A. Gemma
Maureen A. Gemma
Secretary to the Trust